Exhibit 10.11

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, WA 98332

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Exchange Subscription Agreement, effective June 30, 2023 (the “Exchange Agreement”), by and among, inter alia, Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), and the undersigned (each, a “Holder” and, collectively, the “Holders”) and (ii) that certain letter agreement between the parties dated on or about April 3, 2024 (the “Letter Agreement”). Any capitalized terms used but not defined in this amended agreement (this “Amendment”) will have the meanings ascribed thereto in the Exchange Agreement and the Letter Agreement, as applicable.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

1.) IPO and Listing Date. In anticipation of the proposed IPO, the Company desires to update the listing date to February 28, 2025.

2.) Amendment of Item 3 of the Exchange Agreement. Item 3 of the Exchange Agreement is hereby amended and restated in its entirety as follows:

3. The Holder shall be deemed to have surrendered the Note and no further interest shall accrue thereunder as of June 30, 2023 (the “Effective Date”). Upon the execution of this Agreement, the Holder shall receive a pre-paid Warrant, which Warrant shall be deemed to have been executed concurrently with the execution of this Exchange Subscription Agreement, for the number of shares of Common Stock due under this Agreement (the “Exchange Amount”). The Exchange Amount owed as of the Effective Date shall be reflected on the Company’s books as “Paid In Capital Subject to Issuance of Equity” until such time as the Warrant is exercised, or this Agreement terminates. If the Company has not listed the Common Stock on a national or international securities exchange by February 28, 2025, the Holder will have the right to exchange the Warrant and any Common Stock issued upon exercise of the Warrant for promissory notes (the “New Notes”) on terms substantially similar to the Notes exchanged hereunder; provided, however, that the New Notes shall have provisions allowing for persons or entities holding a majority of the amount of the New Notes to amend the terms of the New Notes and any accompanying documents for the New Notes on behalf of all holders of New Notes. The principal amount of the New Notes will be equal to the principal amount of the Notes (after giving effect to original issue discount and Issuance Fees) and interest will be deemed to have accrued as if the New Notes were issued on the same day as the Notes. For the avoidance of doubt, the accrued interest under the New Notes will include interest that would have accrued between the Effective Date and the issuance of the New Notes as if the Notes had remained outstanding during the entirety of such period. The New Notes shall have provisions allowing for parties representing a majority in the interest of the New Notes and any accompanying documents to effect amendments upon such New Notes and their accompanying documents from time to time. In addition to the forgoing, terms contained under the Notes that survive the conversion or exchange of the Notes into Common Stock of the Company may be altered or amended at any time by a vote of the persons or entities holding a majority of the securities covered by the Notes or the Common Stock that resulted from the conversion or exchange of the Notes into Common Stock.

3.) Amendment of Item 10 of the Exchange Agreement. The definition of Term is revised to be February 28, 2025. Item 10 of the Exchange Agreement is hereby amended and restated in its entirety as follows:

10. Until the earlier of (i) the date of the closing of the IPO, and (ii) February 28, 2024 (the “Term”), the Holder hereby irrevocably constitutes and appoints each of Justin Stiefel and Jennifer Stiefel (each a “Proxyholder”), or either of them, or a designee as indicated in a writing signed by either of Justin Stiefel or Jennifer Stiefel, as the Holder’s true and lawful attorney, agent and proxy for and in the Holder’s name, place and stead, with the exclusive right to vote the Holder’s shares of Common Stock, in such Proxyholder’s sole and absolute discretion, at any meeting of stockholders of the Company, at any and all adjournments thereof, and on any other occasion in respect of which the consent of the Holder may be given or may be requested or solicited by the board of directors of Company, and the Holder hereunder hereby ratifies and confirms all that a Proxyholder may do by virtue hereof. The Holder agrees with the Proxyholders that, without the prior written consent of a Proxyholder, the Holder will not, during the Term, take any action with respect to the voting rights of the Holder with respect to such shares of Common Stock, appoint any person other than the Proxyholders as the Holder’s attorney, agent or proxy with respect to such voting rights, or take any action inconsistent with the appointment of the Proxyholders as the Holder’s lawful attorney, agent and proxy, or the exercise by the Proxyholders of the powers granted to them, hereunder. Shareholder. The powers granted pursuant to this paragraph (10), and the proxy granted pursuant hereto, are coupled with an interest and shall be irrevocable during the Term. Notwithstanding the foregoing, the Proxyholders shall not be entitled to exercise any right and powers of the Holder except as permitted under and in accordance with the terms of this paragraph (10). Except as expressly set forth in this paragraph (10), nothing contained herein shall be deemed to vest in either Proxyholder any direct or indirect ownership or incidence of ownership of or with respect to any Common Stock owned by the Holder.

4.) Miscellaneous.

(a) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

(b) Amendment; Waiver. This Amendment may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by the Company and holders of a majority in interest of the shares of the Company’s common stock issued pursuant to the Exchange Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(c) Assignment; No Third Party Beneficiaries. No party hereto may assign either this Amendment or any of its rights or obligations hereunder without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be null and void ab initio and of no force or effect. This Amendment shall be binding on the undersigned parties and their respective successors and permitted assigns. Nothing contained in this Amendment or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Lock Ups/Leak Out as part of IPO. The Holder acknowledges that its Common Stock acquired through the Exchange Agreement may be subject to Lock Up Agreements and / or Leak Out Agreements required during the IPO process, and Holder agrees to execute such Lock Up Agreements and / or Leak Out Agreements as required by the Company or its underwriters as part of the IPO process. Holder understands failure to execute such agreements may delay or hinder Holder’s receipt or transfer of Common Stock through the Company’s selected transfer agent process.

(e) Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereunder (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Tacoma, Washington (the “Washington Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Washington Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Washington Courts, or such Washington Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Notes and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Amendment, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(f) Interpretation. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting this Amendment. In this Amendment, unless the context otherwise requires: (i) any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Amendment shall be deemed in each case to refer to this Amendment as a whole and not to any particular section or other subdivision of this Amendment; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Amendment. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

(g) Severability. In case any provision in this Amendment shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h) Specific Performance. Each party hereto acknowledges that its obligations under this Amendment are unique, recognizes and affirms that in the event of a breach of this Amendment by such party, money damages may be inadequate and the other party or parties may not have adequate remedy at law, and agrees that irreparable damage may occur in the event that any of the provisions of this Amendment were not performed by such party in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereunder shall be entitled to seek an injunction or restraining order to prevent breaches of this Amendment by any other party or parties and to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such party or parties may be entitled under this Amendment, at law or in equity.

(i) Counterparts; Electronic Delivery. This Amendment may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. A photocopy, faxed, scanned and/or emailed copy of this Amendment or any signature page to this Amendment, shall have the same validity and enforceability as an originally signed copy.

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IN WITNESS WHEREOF, the Company has executed this Amendment on October 24, 2024.

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:	/s/ Justin Stiefel
Name:	Justin Stiefel
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder has executed this Amendment on October 24, 2024.

If the Holder is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Date:

Printed Name:	Social Security Number:

Date:

Printed Name:	Social Security Number:

Address:

If the Holder is a PARTNERSHIP, CORPORATION, LLC, or TRUST:

Tiburon Opportunity Fund L.P.		Delaware
Name of Partnership,		State of Organization
Corporation, LLC or Trust

xx-xxxxxxx
Federal Taxpayer Identification Number

By:	/s/ Peter Bortel	Date:	October 24, 2024

Name:	Peter Bortel

Title:	General Partner

Address:	13313 Point Richmond Beach Rd NW, Gig Harbor, WA 98332

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